                                                                   Exhibit 10.36

                              FOURTH AMENDMENT TO
                         SHAREHOLDER RIGHTS AGREEMENT
                         ----------------------------


     Fourth Amendment, dated as of February 23, 1999 (this "Fourth Amendment"), to the Shareholder Rights Agreement, dated as of July 25, 1991, between Little Switzerland, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company (the "Rights Agent"), as amended by the First Amendment to Shareholder Rights Agreement, dated as of November 8, 1991, between the Company and the Rights Agent, the Second Amendment to Shareholder Rights Agreement, dated as of April 6, 1993, between the Company and the Rights Agent and the Third Amendment to Shareholder Rights Agreement, dated as of February 4, 1998, between the Company and the Rights Agent (the "Rights Agreement").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, in accordance with the terms of the Rights Agreement, the Company deems it desirable to make certain amendments to the Rights Agreement; and

     WHEREAS, Section 27 of the Rights Agreement provides that prior to the Distribution Date (as defined therein), the Company and the Rights Agent shall, if the Company so directs, amend or supplement any provision of the Rights Agreement as the Company may deem necessary or desirable without the approval of holders of the Company's common stock, par value $.01 per share (the "Common Stock");

     WHEREAS, the Company intends to enter into a Settlement Agreement (the "Settlement Agreement") with Jewelcor Management, Inc., Seymour Holtzman, ValueVest Partners, L.P., Donald L. Sturm, C. William Carey (collectively, the "Stockholders") and certain other parties identified therein, pursuant to which, among other things, the Stockholders will agree to vote or cause to be voted all shares of the Common Stock beneficially owned by such Stockholders or over which such Stockholders exercise voting control for the election of the nominees designated by the Board of Directors at the Company's 1998 Annual Meeting of Stockholders as set forth in such Settlement Agreement;

     WHEREAS, prior to entering into the Settlement Agreement, the Company desires to amend certain provisions of the Rights Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree that the Rights Agreement is hereby amended as follows:

     1. Section 1(a) of the Rights Agreement is amended by adding at the end of Section 1(a) a new paragraph which provides as follows:

     Notwithstanding anything in this Agreement to the contrary, neither Jewelcor Management, Inc. ("JMI"), Seymour Holtzman, ValueVest Partners, L.P. ("ValueVest"), Donald L. Sturm, C. William Carey, nor any of their Affiliates or Associates, shall be deemed to be an Acquiring Person or an Adverse Person, and no Stock Acquisition Date or Distribution Date shall occur, as a result of
(i) the negotiation, execution and delivery of the Settlement Agreement, dated as of February 23, 1999, by and among JMI, Seymour Holtzman, ValueVest,
C. William Carey, the Company and the other parties identified therein (the "Settlement Agreement"); or (ii) any action taken by JMI, Seymour Holtzman, ValueVest, Donald L. Sturm, C. William Carey or any of their Affiliates or Associates in accordance with the provisions of the Settlement Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written. This Fourth Amendment may be executed in one or more counterparts all of which shall be considered one and the same amendment and each of which shall be deemed to be an original.


                                    LITTLE SWITZERLAND, INC.

                                    By: /s/ Adriane J. Dudley
                                        -----------------------
                                        Name: Adriane J. Dudley
                                        Title: Director


                                    STATE STREET BANK AND TRUST
                                    COMPANY, as Rights Agent

                                    By: /s/ Charles Rossi
                                        -----------------------
                                      Name: Charles Rossi
                                      Title: President